UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 23, 2008

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (c) On July 23, 2008, the Bank appointed Cliff J. Piscitelli the Executive Vice President and Chief Lending Officer of the Bank. Mr. Piscitelli joined the Bank in 2000 and has served as Executive Vice President, Director of Asset Management of the Bank from December 2006 to July 2008, Executive Vice President, Director of Secondary Marketing from January 2006 to December 2006 and Senior Vice President, Director of Secondary Marketing from November 2004 to January 2006. Prior thereto, Mr. Piscitelli held the position of Executive Vice President, Director of Asset Management of the Bank from 2001 to 2003, and the position of Director of Mortgage Banking of the Bank from 2000 to 2001. Mr. Piscitelli is 58 years old.

    On July 23, 2008, the Registrant and the Bank appointed Jon A. MacDonald the Executive Vice President, Chief Operating Officer, General Counsel and Corporate Secretary of the Registrant and the Bank. Mr. MacDonald joined the Registrant and the Bank in July 2005 and since that time has served as Executive Vice President, General Counsel and Corporate Secretary of the Registrant and the Bank. From 2003 to 2005, Mr. MacDonald served as Executive Vice President & General Counsel of Orange County, California based Crown Realty & Development, Inc. and from 1999 to 2003, Mr. MacDonald practiced transactional real estate law with the Los Angeles and Orange County offices of Paul, Hastings, Janofsky & Walker LLP. Neither of the foregoing entities is a parent, subsidiary or other affiliate of the Registrant. Mr. MacDonald is 35 years old.

    At the time of this filing, the information called for in Item 5.02(c)(3) of Form 8-K with respect to Mr. Piscitelli’s and Mr. MacDonald’s compensatory arrangements in connection with their respective promotions to Executive Vice President and Chief Lending Officer of the Bank and Executive Vice President, Chief Operating Officer, General Counsel and Corporate Secretary of the Registrant and the Bank has not been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: July 29, 2008	By /s/ Jon A. MacDonald; Jon A. MacDonald Corporate Secretary